Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on Form S-1 of our report dated April 3, 2025, except for Note 16, as to which the date is January 28, 2026, and except for Note 17, as to which date is February 13, 2026, relating to the financial statements of Profusa, Inc. appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Marcum llp

/s/ San Francisco, CA

San Francisco, CA

February 13, 2026